                                                    PIONEER                     4.00%         credit
             Issue                                                Issue
         Ages 80 &                                                 Ages
             Under                                                 81 &
                                                                   Over
                          Trail                                              Trail
                          ------------------------                           -------------------------
                             During                                             During
               Upfront    SC period     Thereafter                 Upfront   SC period   Thereafter
           ---------------------------------------                  ----------------------------------
     Trail
Commission
    Option

    A           6.00%         0.00%         0.00%                    3.50%       0.00%       0.00%
    B           5.25%         0.25%         0.25%                    3.25%       0.20%       0.25%
    C           4.00%         0.50%         0.50%                    2.50%       0.40%       0.50%
    D           2.00%         1.00%         1.00%                    1.25%       0.80%       1.00%**
    E           3.25%         0.25%         1.00%                    2.75%       0.20%       1.00%

* Please note that with the older issue ages the 1% increase converts to a .60% increase. In order for the commissions to be in .25% increments, the additional 10bps on contracts issued over age 80 will be included in the Marketing Allowance for Pioneer.